       UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2017

CHESS SUPERSITE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-55066	46-3621499
State or other jurisdiction incorporation	Commission File Number	IRS Employer Identification No.

1131A Leslie Street, Suite 101, Toronto, Ontario, Canada M3C 3L8

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (647) 927-4644

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4- Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountants

(A)       Previous Independent Registered Public Accounting Firm.

Effective February 2,2017, the Company dismissed Anton & Chia, LLP (“AntonChia”) as the Company’s certifying auditors. During the period of engagement from September 30, 2013 through February 2, 2017, the auditor’s reports issued by AntonChia did not contain an adverse opinion, a disclaimer of opinion, nor were the reports qualified or modified as to uncertainly, audit scope or accounting principles. However, the audit reports did reflect uncertainties regarding the ability of the Company to continue as a going concern. During the referenced period, there were no disagreements between the Company and AntonChia on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of AntonChia, would have caused AntonChia to make reference to the matter in reports on the Company’s financial statements, had any such reports been issued. During the period of engagement, there were no reportable events as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

The Registrant has provided AntonChia with a copy of the disclosures in this report and the Company requested a letter from AntonChia addressed to the Commission confirming the statements made by the Company in this report. A copy of that letter is attached as an exhibit to this report.

(B)       New Independent Registered Pubic Accounting Firm.

Contemporaneous with the dismissal of AntonChia, the Company engaged Fruci & Associates II, Spokane, Washington as its new certifying auditors for the fiscal year ended December 31, 2016. During the Company’s two most recent fiscal years and the subsequent interim period through September 30, 2016, the Company did not consult with Fruci & Associates II with respect to any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Section 9- Financial Statements and Exhibits

Exhibit	Description

16.1	Letter from Anton & Chia LLP

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESS SUPERSITE CORPORATION

Dated: February 3, 2017	By: /s/Rubin Schindermann, CEO